UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55415 (Commission File Number)	99-0376434 (I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arthur H. Tinkelenberg, Ph.D. Separation Agreement

On August 4, 2016, Enumeral Biomedical Holdings, Inc. (the “Company”) entered into a separation letter agreement (the “Separation Agreement”) with Arthur H. Tinkelenberg, Ph.D., the Company’s former President and Chief Executive Officer. Dr. Tinkelenberg was terminated by the Company from his positions as President and Chief Executive Officer, effective July 28, 2016 (the “Separation Date”), as reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2016.

The Separation Agreement sets forth the terms of Dr. Tinkelenberg’s separation from service as an employee of the Company, and makes reference to certain provisions set forth in the Amended and Restated Employment Agreement, dated as of July 21, 2014, between Dr. Tinkelenberg and Enumeral Biomedical Corp., which was assumed by the Company on July 31, 2014 (the “Amended Employment Agreement”). Dr. Tinkelenberg will remain a member of the Company’s board of directors.

Pursuant to the terms of the Separation Agreement, the Company will pay Dr. Tinkelenberg his annual base salary of $262,500, less applicable tax withholdings (the “Severance Payment”), for a period of twelve months from the Separation Date (the “Severance Period”). In addition, the Company will pay Dr. Tinkelenberg a lump sum amount of $10,000, less applicable tax withholdings, to be used for the purchase of health coverage, life insurance, disability insurance, or any other purpose Dr. Tinkelenberg chooses. In the event a Change of Control of the Company (as such term is defined in the Amended Employment Agreement) occurs during the Severance Period, the remaining then-unpaid portion of the Severance Payment shall be paid in a lump sum in lieu of any further salary continuation payments.

The Separation Agreement also provides that all of Dr. Tinkelenberg’s options to purchase shares of the Company’s common stock and restricted stock grants in the Company that are unvested as of the Separation Date shall continue to vest during the Severance Period pursuant to the vesting schedules set forth in such option agreements and restricted stock agreements, as applicable. In the event that Dr. Tinkelenberg breaches the terms of the Separation Agreement during the Severance Period, all unvested options and restricted stock awards as of the date of notice by the Company of such breach (subject to any cure periods) shall be immediately cancelled and forfeited. In the absence of such breach, all remaining unvested options and shares of restricted stock shall fully vest and become exercisable on the expiration of the Severance Period, and the period for exercising all such options to purchase common stock of the Company shall be extended to the date that is five (5) years following the expiration of the Severance Period. In addition, if there occurs a Change of Control of the Company (as such term is defined in the Amended Employment Agreement) during the Severance Period, then all of Dr. Tinkelenberg’s unvested shares of restricted stock and options to purchase common stock of the Company shall immediately accelerate and become fully vested and exercisable.

The Separation Agreement contains non-competition and non-solicitation provisions applicable to Dr. Tinkelenberg during the Severance Period, confidentiality and non-disparagement provisions, and a full release of the Company, subject to certain exceptions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1*	Separation Letter Agreement, dated as of August 4, 2016, by and between Enumeral Biomedical Holdings, Inc. and Arthur H. Tinkelenberg, Ph.D.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Date: August 10, 2016	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Separation Letter Agreement, dated as of August 4, 2016, by and between Enumeral Biomedical Holdings, Inc. and Arthur H. Tinkelenberg, Ph.D.

*Filed herewith.

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